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EXHIBIT 23(a)



             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-20879 and No. 333-20881) of Ralcorp Holdings, Inc. of our report dated November 5, 1998, except as to Note 20, which is as of November 20, 1998 appearing on page 25 of the 1998 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


     /s/ PricewaterhouseCoopers LLP
     ------------------------------

PricewaterhouseCoopers LLP
St. Louis, Missouri
December 23, 1998